FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2005

Date of Report (Date of earliest event reported)

Poore Brothers, Inc.

Exact name of Registrant as specified in its charter

Delaware

(State or other jurisdiction of incorporation)

001-14556	86-0786101
(Commission File	(I.R.S. Employer
Number)	Identification No.)

3500 South La Cometa Drive, Goodyear, Arizona 85338

(Address of principal executive offices)

Registrant’s telephone number, including area code (623) 932-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 15, 2005, Poore Brothers, Inc. (the “Company”) issued a press release announcing that it has filed a request with the Securities and Exchange Commission for an extension with respect to the filing of its Quarterly Report on Form 10-Q for the quarter ended October 1, 2005, as permitted by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  A copy of this press release is attached as Exhibit 99.1 to this report.

The Company has experienced delays in completing preparation of its financial statements for the quarter ended October 1, 2005 (the “Report”).  The Company, with the assistance of outside consultants, is undertaking a review of the Company’s internal control over financial reporting and accounting policies and estimates principally with respect to trade spending.  The Company will file the Report upon completion of this review.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)            Exhibits

Exhibit 99.1          Registrant’s Press Release dated November 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.

Date: November 15, 2005	/s/ Thomas W. Freeze
Thomas W. Freeze
President and Chief Executive Officer